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Jane O'Donaghue                     David Caouette
AT&T Wireless                       AT&T
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            AT&T AND NTT DOCOMO ANNOUNCE STRATEGIC WIRELESS ALLIANCE
           CREATE NEW AT&T WIRELESS UNIT TO DEVELOP ADVANCED SERVICES
 NTT DOCOMO TO INVEST NEARLY $10 BILLION FOR 16 PERCENT STAKE IN AT&T WIRELESS
   AT&T WIRELESS ACCELERATES TRANSITION TO GLOBAL BROADBAND WIRELESS STANDARD

FOR IMMEDIATE RELEASE:  THURSDAY, NOVEMBER 30, 2000

      NEW YORK AND TOKYO - AT&T and NTT DoCoMo today announced that NTT DoCoMo will form a strategic alliance with AT&T Wireless to develop the next generation of mobile multimedia services on a global-standard, high-speed wireless network.

      NTT DoCoMo, the leading mobile communications company in Japan, will invest approximately $9.8 billion for AT&T preferred stock, equivalent to 406 million shares of AT&T Wireless tracking stock (a 16 percent economic interest). In addition, NTT DoCoMo will acquire five-year warrants to purchase the equivalent of an additional 41.7 million shares of AT&T Wireless tracking stock at $35 per share. The tracking stock held by NTT DoCoMo will convert to AT&T Wireless common stock upon the spin off of AT&T Wireless. AT&T will reduce its retained interest in the AT&T Wireless Group by 178 million shares and will receive $20.50 per share from NTT DoCoMo. The balance of the 406 million shares will come from the issuance of 228 million new primary shares of AT&T Wireless tracking stock at $27.00 per share.

      AT&T Wireless will create a new, wholly owned subsidiary to develop multimedia applications for its current network and a new, high-speed wireless network built to global standards for "third generation" (3G) services such as graphic presentation of data, video e-mail, high quality music downloads, and streaming audio and video. Both companies will share technical resources and support staffing of the new unit.

      AT&T Wireless plans to be one of the first major companies in North America to deploy such a network based upon the global standard called UMTS (Universal Mobile Telecommunications System) also known as WCDMA (wideband code division multiple access). By mid-2001 in Japan, NTT DoCoMo will be the first carrier in the world to offer advanced mobile multi-media services using WCDMA. AT&T Wireless plans to be the first national wireless carrier in the United States to introduce WCDMA services.

      "AT&T Wireless has a solid track record of growth, built on the largest base of high value customers in the industry," said AT&T Chairman C. Michael Armstrong. "NTT DoCoMo is the world's leader in mobile Internet services. Combining the strengths of these two industry leaders will speed a new generation of mobile data services to AT&T Wireless customers throughout North America. I can't think of a better gift for our customers as we prepare to spin AT&T Wireless as a separate company."

      "This alliance allows AT&T Wireless to realize its vision of creating a high performing mobile Internet more quickly that we anticipated," said John D. Zeglis, chairman and CEO of AT&T Wireless. "This brings together two of the most innovative and dynamic wireless companies with all the right stuff to transform the industry. NTT DoCoMo has developed a rich mobile Internet experience with 15 million customers, setting a new global standard. AT&T Wireless changed the competitive landscape in North America and attracted millions of high-use customers with its Digital One Rate offer. Together, AT&T Wireless and NTT DoCoMo will take wireless communications to a new place, bringing our customers leading edge wireless data applications and an exceptional service experience."

      "I am delighted to announce that we are launching our business together in the U.S., the world's largest mobile telecommunications market in terms of number of subscribers," said Dr. Tachikawa, president and CEO of NTT DoCoMo. "AT&T Wireless and NTT DoCoMo expect to bring communications to a new level by combining our experience and prominent expertise in leading-edge wireless data applications and services."

      As part of the agreement, AT&T Wireless will license from NTT DoCoMo its i-mode technology platform. The companies will also become partners in the U.S. and Japan for handling the wireless needs of multi-national companies and traffic on each other's network. Additionally, both companies expect to benefit from a buying consortium for network equipment and handsets.

       The strategic alliance will implement technology that enables users to access diverse and superior HTML applications and content on mobile wireless terminals and to promote common global standards such as Wireless Application Protocol Next Generation (WAP NG).

      As part of the agreement, NTT DoCoMo will obtain a seat on AT&T's Board of Directors until AT&T Wireless is spun off from AT&T as a separate public company later next year. At that time, NTT DoCoMo will retain representation on the new public wireless company's board, and both companies will agree on certain key executives for the multi-media subsidiary.

      AT&T Wireless will use the approximately $6.2 billion it receives from the share sale to continue executing its strategy to expand its capacity, enlarge its footprint, create an advanced mobile Internet, and invest in other strategic growth initiatives, as well as strengthening its balance sheet. AT&T said it intends to use the remaining $3.6 billion it will receive for debt reduction.

      AT&T said that until the time of the planned spin off of AT&T Wireless by mid-2001, the company will record a non-cash carrying cost on the preferred stock of just under 7 percent, which will result in a 3 to 4 cent negative impact to AT&T's 2001 full-year earnings. This excludes any non-cash charges that AT&T may be required to incur with respect to the warrants but does include interest expense savings AT&T is expected to realize by reducing its debt.

       NTT DoCoMo's investment will be in the form of preferred stock, with each share equivalent to 500 shares of AT&T Wireless tracking stock. Otherwise, the preferred stock will have essentially the same economic interest as the AT&T Wireless tracking stock. As a result of this transaction, excluding the warrants, AT&T will retain a 69.8 percent economic interest in AT&T Wireless' operating results, and approximately 14.2 percent of the economic interest in AT&T Wireless' operating results will continue to be represented by the existing AT&T Wireless tracking stock publicly traded on the New York Stock Exchange.

      AT&T also said it is proceeding with its plan to offer AT&T shareowners an opportunity to exchange their AT&T common shares for AT&T Wireless tracking stock early in 2001. Later next year, AT&T also intends to complete the spin-off of AT&T Wireless by exchanging AT&T Wireless common stock for the tracking stock and distributing a special dividend of AT&T Wireless common stock to AT&T shareowners.

 AT&T WIRELESS ACCELERATES PACE TO GLOBAL WIRELESS STANDARD

      AT&T Wireless said it will accelerate the introduction of wireless data services by overlaying a GSM (Global System for Mobile Communications) / GPRS (General Packet Radio Service) platform to its existing nationwide network. The company's deployment of GSM will begin early next year and bring with it the higher speed data capabilities of so-called "2.5 G" technology, or GPRS, along with the full array of mobile devices available from vendors for the world's GSM carriers.

      The company will also deploy a high-speed 3G technology known as EDGE (Enhanced Data rates for Global Evolution) beginning near the end of 2001 and extending to most of its markets by the end of 2002. AT&T Wireless and its partners and affiliates already have sufficient spectrum to deploy GSM/GPRS/EDGE in virtually all of the nation's top 100 markets.

      AT&T Wireless will begin deploying the highest performing 3G technology, UMTS, when equipment and devices become available, sometime in 2002. The company's existing spectrum licenses, along with its partners and affiliates, will permit installation of UMTS in more than 70 of the country's top 100 markets in 2003 and 2004 - even before additional spectrum for new markets is added to the portfolio.

       "With this new technology, people will be able to do things with their wireless devices they never could before," said John Zeglis, chairman and CEO of AT&T Wireless. "We see a future taking shape where our customers will have access in their pocket to all the information and all the people of the world, from wherever our customers happen to be in the world."

      The company said existing customers would continue to receive the same reliable services they expect from AT&T Wireless because the new network will not replace its TDMA (Time Division Multiple Access) and CDPD (Cellular Digital Packet Data) networks. These networks will continue to be supported, maintained and expanded, as needed, to deliver the reliable, high-quality, second-generation voice and data services that have made AT&T Wireless an industry leader.

VENDOR SUPPORT FOR TRANSITION

      The company said it will deliver its advanced third generation wireless services faster than planned, and yet at costs similar to its existing plan, because of strategic agreements reached with a number of network equipment vendors, including Nokia, Nortel, Lucent and Ericsson and handset providers, including Nokia, Ericsson, Siemens and Motorola.

      AT&T Wireless expects other members of the AT&T Wireless network, such as Rogers AT&T Wireless of Canada, and its domestic affiliates Telecorp PCS and Triton PCS, Inc. to join this strategy. Affiliates and partners of AT&T Wireless can also take advantage of these agreements and receive similar prices for equipment and services.

      AT&T and AT&T Wireless were advised by Salomon Smith Barney and Credit Suisse First Boston. NTT DoCoMo was advised by Goldman Sachs.

ABOUT AT&T WIRELESS

      AT&T Wireless (NYSE: AWE) operates one of the largest digital wireless networks in North America. With more than 15 million subscribers (including partnership markets), AT&T Wireless is committed to being the premier provider of high-quality wireless communications services, whether mobile or fixed, voice or data, to businesses or consumers, in the U.S. and internationally www.attws.com.

      The foregoing are "forward-looking statements" which are based on management's beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside AT&T's control, that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see AT&T's filings with the Securities and Exchange Commission.

AT&T disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of AT&T.



EDITOR'S NOTE: NEW YORK NEWS CONFERENCE AND CONFERENCE CALLS

AT&T will host an analysts' call to discuss the AT&T and NTT DoCoMo strategic alliance beginning at 9:30 A.M. (Eastern time) today with John D.Zeglis, chairman and CEO AT&T Wireless Group.

Reporters are invited to listen-only by calling 1-800-230-1093 (US) or 1-612-332-0632 (international). No access code is required. A replay will be available beginning at 1 p.m. today by dialing 1-800-475-6701, access code 552841 (US) or 1-320-365-3844, access code 552841 (international). The analysts' conference will also be webcast live over the Internet at www.att.com/ir http://www.att.com/ir/.

AT&T will hold a news conference at 11:00 A.M. (Eastern time) in the first-floor auditorium of the company's World Headquarters at 32 Avenue of the Americas. John Zeglis will make remarks and take questions. Reporters who are unable to attend in person can participate by dialing 1-800-230-1074 (US) or 1-612-332-0335 (international). No access code is required. The trouble number is 1-800-932-1100 (US) and 1-612-334-6983 (international). A replay of the news conference will be available for 72 hours beginning this afternoon at 3 p.m. (Eastern time) at 1-800-475-6701, access code 553640 (US), or 1-320-365-3844, access code 553640 (international).

SATELLITE COORDINATES - A satellite feed of the 11:00 a.m. (Eastern time) news conference in New York is available at the following coordinates: (KUBAND) GE3, KU/T-19 Horizontal (KU-12080/L-1330MHz) down-link, Audio 6.2 +6.8 MHZ, Orbital
Location: 87 West.

ALSO: Galaxy 3R, Transponder: C/T-11 Horizontal (C-3920/L-1230 MHz) down-link, C/T-11 Analog (27 Mhz), Audio 6.2 +6.8 MHZ, Orbital Location: 87 West.


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